Exhibit 99.1

FOR IMMEDIATE RELEASE

Monday, November 19, 2012

Source: Inrad Optics, Inc.

INRAD OPTICS, INC. ANNOUNCES THIRD QUARTER AND

NINE MONTH 2012 FINANCIAL RESULTS

NORTHVALE, NJ, NOVEMBER 19 – Inrad Optics, Inc. (OTCQB: INRD) has reported its consolidated financial results for its third quarter and nine months ended September 30, 2012.

For the third quarter of 2012, revenue was $2.9 million, down 12.8%, compared to $3.3 million for the comparable period last year. Revenue for the nine months ended September 30, 2012 was $8.6 million, down 11.9% from $9.8 million in the same period last year

For the third quarter and nine months ended September 30, 2012 new orders totaled $2.7 million and $9 million, respectively. This compares to $4 million and $10.2 million for the three and nine months ended September 30, 2011, respectively. Continued softness in defense and specific segments of the semiconductor industry was only partially offset by orders from new customers in other market segments.

Gross profit for the third quarter of 2012 was $616,000 or 21.2% of sales, down from $908,000 or 27.3% in the comparable quarter last year. For the nine months ended September 30, 2012, gross profit decreased to $1.9 million or 22.3% of sales compared to $2.6 million or 26.2% last year. The decrease is mainly due to the impact of lower sales combined with the Company’s relatively fixed overhead cost structure.

The Company had a net loss of $(280,000) for the third quarter of 2012 compared to net income of $84,000 in the same period in 2011. For the nine months ended September 30, 2012, the net loss was $(762,000), down from a net income of $23,000 last year. Net loss per share was $(0.02), basic and diluted, for the three months ended September 30, 2012 compared to net income per share of $0.01, basic and diluted last year. For the nine months ended September 30, 2012, the basic and diluted net loss per share was $(0.06). In the comparable period last year, the Company had net income per share, basic and diluted of $0.00.

Net cash used in operating activities was $111,000 for the nine months ended September 30, 2012 versus net cash used in operating activities of $47,000 last year. The difference primarily reflects the impact of the net loss in the current period offset by the payment of $900,000 of accrued interest on convertible notes during the nine months ended September 30, 2011.

After investing and financing activities, net cash decreased by $153,000 compared to a decrease of $578,000 last year. At September 30, 2012, the Company had cash and cash equivalents of $3.2 million.

Newly appointed President and CEO Amy Eskilson commented, "Inrad Optics continues to face head on the challenges presented by decreasing demand from our legacy defense and semi-conductor customers. We are actively addressing these challenges by broadening both our customer base and our manufacturing capabilities in all three product areas of the business. We are executing on an initiative to optimize our production processes and better leverage the extraordinary technical expertise resident in the organization. Additionally, our strategic investment in state of the art thin film coating capability for large optics, due online in Q1 2013, will provide us with new pathways to revenue and profitability."

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2011. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$3,247,203	$3,400,205
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2012 and 2011)	1,815,122	2,052,887
Inventories, net	3,460,335	2,909,520
Other current assets	174,219	185,298
Total current assets	8,696,879	8,547,910
Plant and equipment:
Plant and equipment, at cost	15,440,384	15,172,428
Less: Accumulated depreciation and amortization	(14,047,251)	(13,629,311)
Total plant and equipment	1,393,133	1,543,117
Precious Metals	474,960	474,960
Deferred Income Taxes	408,000	408,000
Goodwill	311,572	311,572
Intangible Assets, net	456,965	515,888
Other Assets	536,556	36,556
Total Assets	$12,278,065	$11,838,003

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$146,800	$9,800
Accounts payable and accrued liabilities	1,017,854	877,757
Customer advances	297,300	266,818
Total current liabilities	1,461,954	1,154,375

Related Party Convertible Notes Payable	2,500,000	2,500,000

Other Long Term Notes, net of current portion	909,019	325,633
Total liabilities	4,870,973	3,980,008

Commitments

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 11,881,724 shares issued at September 30, 2012 and 11,713,564 issued at December 31, 2011	118,819	117,137
Capital in excess of par value	18,029,560	17,720,514
Accumulated deficit	(10,726,337)	(9,964,706)
	7,422,042	7,872,945
Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total shareholders’ equity	7,407,092	7,857,995
Total Liabilities and Shareholders’ Equity	$12,278,065	$11,838,003

INRAD OPTICS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Total revenue	$2,903,740	$3,328,761	$8,624,869	$9,791,429

Cost and expenses:
Cost of goods sold	2,287,493	2,420,856	6,700,833	7,226,927
Selling, general and administrative expenses	848,569	792,132	2,567,661	2,449,161
	3,136,062	3,212,988	9,268,494	9,676,088

(Loss) income from operations	(232,322)	115,773	(643,625)	115,341

Other income (expense):
Interest expense—net	(47,267)	(32,042)	(118,006)	(96,257)
Gain on sale of plant and equipment	—	—	—	3,626
	(47,267)	(32,042)	(118,006)	(92,631)

Net (loss) income before income taxes	(279,589)	83,731	(761,631)	22,710

Income tax (provision) benefit	—	—	—	—

Net (loss) income	$(279,589)	$83,731	$(761,631)	$22,710

Net (loss) income per common share— basic	$(0.02)	$0.01	$(0.06)	$0.00

Net (loss) income per common share— diluted	$(0.02)	$0.01	$(0.06)	$0.00

Weighted average shares outstanding— basic	11,877,124	11,708,964	11,811,241	11,645,389

Weighted average shares outstanding— diluted	11,877,124	11,799,161	11,811,241	11,743,104

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(761,631)	$22,710

Adjustments to reconcile net (loss) income to net cash (used in) operating activities:
Depreciation and amortization	476,863	650,507
401K common stock contribution	151,775	129,998
(Gain) loss on sale of plant and equipment	—	(3,626)
Stock based compensation	153,604	119,314
Changes in operating assets and liabilities:
Accounts receivable	237,765	203,934
Inventories, net	(550,815)	(490,320)
Other current assets	11,079	(76,031)
Other assets	—	2,736
Accounts payable and accrued liabilities	140,097	235,285
Customer advances	30,482	58,804
Accrued Interest on Related Party Convertible Notes Payable	—	(900,000)
Total adjustments and changes	650,850	(69,399)
Net cash (used in) operating activities	(110,781)	(46,689)

Cash flows from investing activities:
Capital expenditures	(267,956)	(230,796)
Down payment on purchase of equipment	(500,000)	—
Purchase of precious metals	—	(317,492)
Proceeds from sale of plant and equipment	—	6,000
Net cash (used in) investing activities	(767,956)	(542,288)

Cash flows from financing activities:
Redemption of restricted stock units	—	(740)
Proceeds from exercise of stock options	5,349	19,000
Proceeds from Term Note Payable	750,000	—
Principal payments on notes payable-other	(29,614)	(6,999)
Net cash provided by financing activities	725,735	11,261

Net (decrease) in cash and cash equivalents	(153,002)	(577,716)

Cash and cash equivalents at beginning of period	3,400,205	4,365,045

Cash and cash equivalents at end of period	$3,247,203	$3,787,329

Supplemental Disclosure of Cash Flow Information:
Interest paid	$132,000	$1,023,000
Income taxes paid	$12,000	$—